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Exhibit 23.2

Reddy Ice Holdings, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 19, 2010, except with respect to our opinion on the financial statement schedule insofar as it relates to the matter discussed in Note 1, as to which the date is July 16, 2010, relating to the financial statements and financial statement schedule of Reddy Ice Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
July 29, 2010

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  Exhibit 23.2
Reddy Ice Holdings, Inc. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM